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                                                                    Exhibit 23.3

                        A.C.A. HOWE INTERNATIONAL LIMITED
                        Mining and Geological Consultants
              350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6
               Telephone: (416) 368-7041 Facsimile: (416) 368-2579

November 14, 1997


Consent of Independent Geological Consultants

We hereby consent to the references to our firm in the Form 20F Registration being filed by Minco Mining & Metals Corporation as well as references to and extracts from the following reports prepared by our firm:

1. Evaluation Report on the Crystal Valley, Stone Lake and Emperor's Delight Gold Projects, Hebei Province, the People's Republic of China, dated March 13, 1995; and

2. Valuation Report of the Emperor's Delight Joint Venture Property, Hebei Province, The People's Republic of China, dated November 13, 1995;

3. Update of Work Performed on the Emperor's Delight, Crystal Valley and Stone Lake Properties dated December 9, 1996.

      A.C.A. HOWE INTERNATIONAL LIMITED

      /s/ W.E. Ewert
      ---------------------------------
      Per:  W.E. Ewert, P. Geo.